Exhibit 31.3

CERTIFICATIONS

I, George M. Longest, Jr., certify that:

1. I have reviewed this Amendment No. 1 to Annual Report on Form 10-K/A for the year ended December 31, 2009 of Community Bankers Trust Corporation; and

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

/s/ George M. Longest, Jr.
George M. Longest, Jr.
President and Chief Executive Officer

Date: April 30, 2010